Ex. 10.46

FIRST AMENDMENT
TO
SRE FEE AGREEMENT
THIS FIRST AMENDMENT TO SRE FEE AGREEMENT (this "Amendment") is entered into effective as of August 24, 2015, by and between IMH Financial Corporation, a Delaware corporation ("IMH"), and SRE Monarch, LLC, a Delaware limited liability company ("SRE").
WHEREAS, IMH and SRE entered into that certain SRE Fee Agreement dated as of July 24, 2014 (the "Agreement"); and
WHEREAS, IMH and SRE now desire to amend the Agreement upon the terms and subject to the conditions set forth in this Amendment;
NOW THEREFORE, in consideration of the covenants and promises contained in this Amendment, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
1.    Amendment. A new Section 3A of the Agreement is hereby added to read as follows:
"3A.    Additional Consulting Fees. In exchange for consulting services to be provided by SRE to IMH in connection with IMH' s acquisition and potential development, sale, mortgage, lease, distribution and/or other disposition or monetization of land and certain water rights in Sandoval County, New Mexico (the "New Mexico Development"), IMH shall pay to SRE a one-time consulting fee of $50,000. One-half of such fee shall be paid to SRE upon execution of this Amendment and the remaining half of such fee shall be paid to SRE upon SRE's delivery to IMH of a final report detailing its findings and recommendations with respect to the New Mexico Development."

2.    No Further Amendment. Except as amended by this Amendment, the Agreement remains in full force and effect and has not been amended. The Agreement, as amended by this Amendment, constitutes the entire agreement of the parties with respect to the subject matter contained therein and herein, and may not be amended except in a writing signed by both parties hereto.

3.     Governing Law. This Amendment shall, without regard to principles of conflict of laws, be governed by the laws of the State of Delaware as to all matters, including, without limitation, matters of validity, construction, effect and performance.

4.    Counterparts. This Amendment may be executed in counterparts, and each counterpart, when executed, shall have the efficacy of a signed original. Photographic copies of such signed counterparts may be used in lieu of the originals for any purpose.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

"IMH"

IMH Financial Corporation,
a Delaware corporation

By:	/s/ Lawrence D. Bain
Name: Lawrence D. Bain
Title: Chief Executive Officer

"SRE"

SRE Monarch, LLC
a Delaware limited liability company

By:	Singerman Real Estate Management Company, L.P., a Delaware limited partnership

Its: Manager

By: /s/ Seth Singerman
Name: Seth Singerman
Title: Manager